UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2016

MKS Instruments, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts		01810
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-645-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 3, 2016, MKS Instruments, Inc. announced that it had made a $60 million voluntary principal prepayment on its term loan and entered into an interest rate swap agreement to fix the rate on approximately 50% of its remaining outstanding term loan balance. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release issued by MKS Instruments, Inc. on October 3, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

October 3, 2016	By:	/s/ Seth H. Bagshaw

Name: Seth H. Bagshaw
Title: Vice President, Chief Financial Officer & Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by MKS Instruments, Inc. on October 3, 2016